UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on April 21, 2005, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 15, 2005, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired the 332-room Tucancun Beach Resort and Villas in Cancun, Mexico, from an unaffiliated private seller for approximately $32.5 million. For Mexican property law purposes, legal title to the hotel is held by J.P. Morgan S.A., in trust for the Company, as the sole beneficiary. As the sole beneficiary of such trust, the Company can lease the hotel or cause J.P. Morgan S.A. to transfer title to the hotel. The Company entered into long-term management and consulting agreements with separate subsidiaries of Barceló Corporación Empresarial, S.A. (“Barceló”). Barceló is the parent company of Barceló Crestline Corporation, which sponsored the Company’s formation and IPO.

The initial term of the management agreement is five years and will be automatically extended for four successive five-year periods, unless terminated because of a default of the manager or the manager elects not to renew. Barceló receives a base management fee, and if the hotel meets and exceeds a certain performance threshold, an incentive management fee. The base management fee is 3% of total gross revenues from the hotel. The incentive management fee, if any, will be equal to 15% of the amount by which operating income for the fiscal year exceeds 12% of the Company’s capitalized investment in the hotel. Barceló will not be entitled to receive any incentive fee in any fiscal year in which the operating income of the hotel has not equaled at least 12% of the Company’s capitalized investment in the hotel. The management agreement places a cap on the total amount of combined base and incentive management fees paid to Barceló at 7.5% of gross revenues for each fiscal year.

The consulting agreement is coterminous with the management agreement; provided, however, that Barceló can terminate the consulting agreement upon 90 days notice. Pursuant to the consulting agreement, Barceló will provide consulting services with respect to the operation of the Tucancun Beach Resort and Villas. The consulting fee will be based on the time spent by Barceló in providing such services and will be agreed upon by Barceló and the Company each year; provided, however, that the consulting fee paid to Barceló each year is not expected to exceed 15% of the total fees payable to Barceló that same year under the management agreement.

The accompanying pro forma financial information, listed in Item 9.01(b) below, also include the effects of certain other hotel property acquisitions that the Company consummated during the periods presented.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

Tucancun Beach Resort and Villas

Independent Auditors’ Report
Balance Sheets as of March 31, 2005 (unaudited) and December 31, 2004 and 2003
Statements of Operations for the three months ended March 31, 2005 and 2004 (unaudited) and for the years ended December 31, 2004 and 2003
Statements of Net Assets for the three months ended March 31, 2005 (unaudited) and for the years ended December 31, 2004 and 2003
Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited) and for the years ended December 31, 2004 and 2003
Notes to Financial Statements

2

(b) Pro forma financial information

Highland Hospitality Corporation

Pro Forma Consolidated Balance Sheet as of March 31, 2005

Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2005

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004

(c) Exhibits

The following exhibits are filed as part of this Form 8-K/A:

Exhibit Number	Description of Exhibit

23.1	Consent of KPMG LLP

99.1	Press release dated April 18, 2005 announcing the acquisition of the Tucancun Beach Resort and Villas

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: June 28, 2005	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

3

Independent Auditors’ Report

Bienes Raices Calzada, S.A. de C.V.:

We have audited the accompanying balance sheets of Tucancun Beach Resorts & Villas (the Hotel) as of December 31, 2004 and 2003 and the related statements of operations, net assets and cash flows for each of the years in the two-year period ended December 31, 2004. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tucancun Beach Resorts & Villas as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG Cárdenas Dosal, S.C.

Merida, Mexico

June 8, 2005

TUCANCUN BEACH RESORT & VILLAS

Balance Sheets

(All amounts in U.S. Dollars)

	March 31, 2005	December 31,
		2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,037,390	1,088,982	661,124
Accounts receivable (note 2)	3,077,288	2,448,737	1,048,191
Due from related parties (note 6)	328,071	318,605	203,140
Inventories	91,111	98,223	69,538
Prepaid expenses	38,493	6,204	43,637
Deferred income taxes (note 5)	256,253	275,352	122,150

Total current assets	4,828,606	4,236,103	2,147,780

Property and equipment, net (note 3)	11,370,716	11,496,296	11,852,315
Other assets	6,807	6,812	6,823

Total assets	$16,206,129	15,739,211	14,006,918

LIABILITIES AND NET ASSETS
Current liabilities:
Accounts payable and accrued expenses	$1,007,244	851,721	331,955
Advance deposits	891,834	1,022,266	483,326
Income taxes payable	721,931	496,574	124,821
Current installments of long-term debt (note 4)	—	355,540	360,003

Total current liabilities	2,621,009	2,726,101	1,300,105

Long-term debt (note 4)	—	533,321	891,734
Deferred income taxes (note 5)	623,556	618,446	644,946

Total long-term liabilities	623,556	1,151,767	1,536,680

Total liabilities	3,244,565	3,877,868	2,836,785

Net assets	12,961,564	11,861,343	11,170,133

Total liabilities and net assets	$16,206,129	15,739,211	14,006,918

See accompanying notes to financial statements.

TUCANCUN BEACH RESORT & VILLAS

Statements of Operations

(All amounts in U.S. Dollars)

	Three months ended March 31,		Years ended December 31,
	2005	2004	2004	2003
	(Unaudited)
Revenues:
Rooms	$1,430,778	1,287,676	3,988,681	3,530,161
Food and beverage	2,148,752	1,694,232	5,462,824	4,839,365
Other	79,017	80,598	301,336	452,380

Total revenues	3,658,547	3,062,506	9,752,841	8,821,906

Operating costs and expenses:
Rooms	289,653	252,504	993,107	953,796
Food and beverage	572,794	508,937	1,965,649	1,729,086
Maintenance	162,560	141,095	637,259	705,057
Marketing	154,973	160,480	687,312	748,856
Energy cost	180,062	202,645	866,659	800,788
Administration	441,270	423,904	1,861,607	1,693,797
Depreciation	128,529	127,226	502,692	492,997
Other	84,913	74,515	300,641	422,124

Total operating costs and expenses	2,014,754	1,891,306	7,814,926	7,546,501

Operating profit	1,643,793	1,171,200	1,937,915	1,275,405

Other expenses (income):
Interest expense	81,682	25,821	120,889	165,475
Interest income	(874)	(649)	(3,825)	(3,787)
Foreign currency translation loss (gain)	54,104	530	(40,685)	(25,220)

Net other expenses	134,912	25,702	76,379	136,468

Income before income taxes	1,508,881	1,145,498	1,861,536	1,138,937

Income tax expense (note 5)	408,660	355,385	515,151	325,221

Net income	$1,100,221	790,113	1,346,385	813,716

See accompanying notes to financial statements.

TUCANCUN BEACH RESORT & VILLAS

Statements of Net Assets

Years ended December 31, 2004 and 2003

and three months ended March 31, 2005

(All amounts in U.S. Dollars)

Balances at December 31, 2002	$10,356,417
Net income	813,716

Balances at December 31, 2003	11,170,133
Net income	1,346,385
Distributions to owners	(655,175)

Balances at December 31, 2004	11,861,343
Net income (Unaudited)	1,100,221

Balances at March 31, 2005 (Unaudited)	$12,961,564

See accompanying notes to financial statements.

TUCANCUN BEACH RESORT & VILLAS

Statements of Cash Flows

(All amounts in U.S. Dollars)

	Three months ended March 31,		Years ended December 31,
	2005	2004	2004	2003
	(Unaudited)
Cash flows from operating activities:
Net income	$1,100,221	790,113	1,346,385	813,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	128,529	127,226	502,692	492,997
Deferred income taxes	24,209	(111,427)	(179,702)	102,853
Loss on disposal of property and equipment	—	7,936	7,936	—
Changes in assets and liabilities:
Accounts receivable	(628,551)	(1,204,397)	(1,400,546)	240,014
Related parties	(9,466)	(4,388)	(115,465)	132,540
Prepaid expenses	(32,289)	(42,043)	37,433	(14,318)
Other assets	6	(29)	11	(1,593)
Inventories	7,112	(47,903)	(28,685)	42,488
Accounts payable, accrued expenses and advance deposits	250,448	1,180,064	1,430,459	(409,259)

Net cash provided by operating activities	840,219	695,152	1,600,518	1,399,438

Cash flows from investing activities:
Property and equipment additions	(2,950)	(5,468)	(154,609)	(51,358)

Cash flows from financing activities:
Repayments of principal on long-term debt	(888,861)	(86,783)	(362,876)	(1,325,038)
Distributions to owners	—	—	(655,175)	—

Net cash used in financing activities	(888,861)	(86,783)	(1,018,051)	(1,325,038)

Net increase (decrease) in cash	(51,592)	602,901	427,858	23,042

Cash and cash equivalents, beginning of period	1,088,982	661,124	661,124	638,082

Cash and cash equivalents, end of period	$1,037,390	1,264,025	1,088,982	661,124

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$49,027	87,646	269,691	146,812
Cash paid for interest	$81,682	25,821	120,889	165,475

See accompanying notes to financial statements.

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

(1)    Summary of Significant Accounting Policies and Practices -

(a)    Description of Business and basis of presentation

The balance sheets and operating accounts of the Tucancun Beach Resort & Villas (the Hotel, as defined below) have been prepared pursuant to the requirements of a purchase and sale agreement between the owner, Bienes Raices Calzada, S.A. de C.V. (Bienes Raices Calzada) and HH Mexico LLC, a wholly-owned subsidiary of Highland Hospitality Corporation. All the interests in the Hotel are owned by Bienes Raices Calzada.

The Hotel consists of 332 rooms and is managed primarily under the “All Inclusive” concept. The Hotel was operated under a service agreement with Hotel Plan, S.A. de C.V. (see note 6).

These financial statements present the financial position, results of operations, and the cash flows of the Hotel (as a business) by eliminating the accounts of Bienes Raices Calzada (as the legal entity), not pertaining to the Hotel. Hotel’s management defined the following adjustments:

■	Investments in affiliated companies have been eliminated as they are not related to the hotel business.

■	Payments to the Board of Directors, which is fully comprised of shareholders, have been eliminated from operating costs and expenses and are stated as distributions to owners as such payments are not related to the hotel business. The income tax effects of such payments have also been eliminated.

■	Only the legal entity Bienes Raices Calzada is subject to pay income taxes. Besides the elimination of income taxes related to the payments to the Board of Directors, as described above, Hotel’s management decided that all income taxes of the legal entity relate to the hotel business and therefore have not been eliminated in the attached financial statements.

The hotel’s financial records are kept in Mexican pesos in accordance with generally accepted accounting principles in Mexico. The accompanying financial statements have been adjusted to conform with accounting principles generally accepted in the United States of America (“US GAAP”).

The financial statements as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 presented herein are unaudited. The information in these financial

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

statements is unaudited but, in the opinion of management reflects all adjustments necessary for a fair presentation of the results for the period covered. All such adjustments are of a normal, recurring nature unless disclosed otherwise.

(b)    Foreign currency translation

The hotel determined the U.S. dollar as its functional currency in accordance with Statement of Financial Accounting Standards No.52, Foreign Currency Translation. The financial statements are also presented in U.S. dollars. The remeasurement from Mexican pesos to U.S. dollars is outlined as follows:

(i)	Property and equipment and net assets have been remeasured using historical exchange rates.

(ii)	All other Mexican peso denominated assets and liabilities at March 31, 2005 and December 31, 2004 and 2003 have been remeasured using the spot exchange rate of Ps.11.2293, Ps. 11.2183 and Ps. 11.1998 to the U.S. dollar, respectively. U.S. dollar denominated transactions and balances are recorded at their nominal amounts.

(iii)	The statements of operations and cash flows for the three months ended March 31, 2005 and 2004 and years ended December 31, 2004 and 2003 have been translated at the weighted average exchange rates in effect during the respective periods, except for depreciation, which has been translated at historical exchange rates.

(iv)	Foreign currency (mainly Mexican Peso) translation gains and losses are recorded in the statements of operations.

The aforementioned presentation in U.S. dollars should not be construed as a representation that amounts shown could be converted into U.S. dollars.

(c)    Cash and Cash Equivalents

Cash and cash equivalents consist of petty cash, checking accounts, foreign currency and other highly liquid instruments. At the date of the financial statements, interest income and expense and foreign exchange gains and losses are included in the statements of operations under other expenses.

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

(d)    Inventories

Inventories, mainly food and beverage and maintenance equipment, are stated at the lower of cost or market, provided that replacement cost is not lesser than net realizable value. Inventory cost is determined using the weighted average cost method.

(e)    Property and Equipment

Property and equipment are stated at cost. Interest cost of $624,011 in 1997 and $579,328 in 2000 was capitalized during the construction period of the buildings. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method. Estimated useful lives are generally 40 years for building and improvements and 3 to 10 years for furniture and equipment.

(f)    Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(g)    Use of Estimates

The preparation of the financial statements requires management of the hotel to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

(h)    Impairment of Long – Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, long-lived assets, such as property and equipment, subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

(i)    Revenue Recognition

Revenues from operations of the hotel are recognized when the services are provided. Revenues consist of room sales, food and beverage sales and other department revenues, such as telephone and gift shop.

(j)    Commitments and Contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

(2)    Accounts Receivable

Accounts receivable consist of the following:

	March 31, 2005	December 31,
		2004	2003
	(Unaudited)
Trade	$2,782,210	2,159,452	865,416
Recoverable VAT and other taxes	148,910	156,542	89,434
Other	146,168	132,743	93,341

	$3,077,288	2,448,737	1,048,191

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

(3)    Property and Equipment

Property and equipment consist of the following:

	March 31, 2005	December 31,
		2004	2003
	(Unaudited)
Land	$754,472	754,472	754,472
Buildings and improvements	12,757,896	12,757,896	12,757,896
Furniture and equipment	2,394,609	2,391,659	2,249,918

	15,906,977	15,904,027	15,762,286
Less: accumulated depreciation	(4,536,261)	(4,407,731)	(3,909,971)

	$11,370,716	11,496,296	11,852,315

(4)    Long-term Debt

Long-term debt at December 31, 2004 and 2003 consists of the following:

	December 31,
	2004	2003
Banco Nacional de Comercio Exterior, S.N.C. (Tranche II): Debt secured by mortgage bearing interest at LIBOR plus 7.29%, payable in quarterly installments from December 1999 to July 2007	$888,861	1,251,737

Total long-term debt	888,861	1,251,737
Less current installments	355,540	360,003

Long-term debt, excluding current installments	$533,321	891,734

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

In 1999, the Company entered into a $2,372,000 secured loan agreement with Banco Nacional de Comercio Exterior, S.N.C. (BANCOMEXT) maturing in July 2007, bearing interest at LIBOR plus 7.29%. The loan was used to finance the construction of the third stage of the hotel. The loan is collateralized with the building and the land.

The outstanding amount of this debt was fully paid in advance on February 15, 2005; a prepayment penalty of $59,377 has been included in interest expense for the three months ended March 31, 2005.

(5)    Income Taxes

Income tax expense attributable to income was $408,660, $355,385, $515,151 and $325,221 for the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003, respectively, and differed from the amounts computed by applying the Mexican Federal Income tax rate of 30%, 33% and 34% in 2005, 2004, and 2003, respectively, to pretax income from continuing operations as a result of the following:

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003
	(Unaudited)
Computed “expected” tax expense	$452,664	378,014	614,307	387,239
Increase (decrease) in income taxes resulting from:
Tax effects of inflation, net	(48,191)	(49,332)	(99,500)	(119,353)
Adjustment to deferred tax assets and liabilities for enacted changes in tax laws and rates	—	—	(60,814)	3,702
Non deductible expenses	4,961	1,934	34,180	66,402
Other, net	(774)	24,769	26,978	(12,769)

	$408,660	355,385	515,151	325,221

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 2005 and at December 31, 2004 and 2003, are as follows:

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

	March 31, 2005	December 31
		2004	2003
	(Unaudited)
Deferred tax assets:
Advanced deposits	$267,812	306,679	159,498

Net deferred tax assets	267,812	306,679	159,498

Deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation	623,556	618,446	644,946
Prepaid expenses	11,559	1,861	14,400
Inventories	—	29,466	22,948

Total gross deferred liabilities	635,115	649,773	682,294

Net deferred tax liabilities	$367,303	343,094	522,796

The net current and noncurrent components of deferred income taxes recognized in the balance sheet are as follows:

	March 31, 2005	December 31,
		2004	2003
	(Unaudited)
Net current deferred income tax asset	$256,253	275,352	122,150
Net non-current deferred income tax liability	623,556	618,446	644,946

Net deferred income tax liability	$367,303	343,094	522,796

A new Income Tax law was enacted on January 1, 2002. This law established an income tax rate of 33% for 2004, 34% for 2003, and 32% for 2005. However, on December 1, 2004 the rates were again changed to 30% for 2005, 29% for 2006, and 28% for 2007 and thereafter. The effect of these changes was recognized in the statements of operations in the years in which the change was enacted.

Under the law in force through December 31, 2004, inventory purchases were tax deductible when made, regardless of the time of sale, which resulted in the deferred tax liability shown above. The new tax law, effective beginning in 2005, provides that inventories will be tax deductible when sold, establishing transition provisions to tax the inventory balance at December 31, 2004, over periods depending on the circumstances of each entity.

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

(6)    Related –Party Balances and Transactions

a)    Service Agreement

The Hotel operated under a service agreement with the affiliated company Hotel Plan, S.A. de C.V. Hotel Plan, S.A. de C.V. provides administrative services necessary for the hotel’s operations. This agreement is for one year, ending on September 30, 2005. Total payments under this agreement were $603,886 and $585,110 for the three months ended March 31, 2005 and 2004, and $2,392,575 and $2,362,284 for the years ended December 31, 2004 and 2003, respectively, and are included as operating and administration expenses in the statements of operations.

b)    Payments to Board of Directors

During 2004, the Hotel made payments to the members of the Board of Directors, which is comprised of shareholders of the legal entity Bienes Raices Calzada, S.A. de C.V., amounting to $346,858. Such payments are shown in the attached financial statements as distributions to owners.

c)    Due from related parties

Due from related parties are comprised as follows:

	March 31, 2005	December 31,
		2004	2003
	(Unaudited)
Hotel Plan, S.A. de C.V.	$41,681	30,239	26,644
Accounts receivable from shareholders	144,219	146,055	33,950
Accounts receivable from affiliated companies	142,171	142,311	142,546

Total related parties	$328,071	318,605	203,140

(7)    Subsequent Event -

On April 15, 2005, Bienes Raices Calzada, S.A. de C.V. sold the Tucancun Beach Resort & Villas to HH Mexico LLC, a wholly-owned subsidiary of Highland Hospitality Corporation. The service agreement with Hotel Plan, S.A. de C.V. was not assumed by Highland Hospitality Corporation.

TUCANCUN BEACH RESORT & VILLAS

Notes to Financial Statements

(All amounts in U.S. Dollars)

(8)    Commitments and Contingencies

The legal entity Bienes Raices Calzada, S.A. de C.V. is involved from time to time in litigations arising in the normal course of business, none of which is expected to have a material adverse effect on the hotel’s financial position, results of operations or cash flows.

PRO FORMA FINANCIAL INFORMATION OF HIGHLAND HOSPITALITY CORPORATION

Highland Hospitality Corporation (the “Company”) commenced operations on December 19, 2003 when it completed its initial public offering (“IPO”) and concurrently acquired its first three hotel properties. On December 29, 2003 and December 30, 2003, the Company acquired two additional hotel properties. As of December 31, 2003, the Company owned five hotel properties. For the year ended December 31, 2004, the Company acquired 12 hotel properties. The hotel properties acquired and their respective acquisition dates were as follows:

Property	Number of Rooms	Location	Acquired
Hilton Tampa Westshore	238	Tampa, FL	January 8, 2004

Hilton Garden Inn BWI Airport	158	Linthicum, MD	January 12, 2004

Dallas/Fort Worth Airport Marriott	491	Dallas/Fort Worth, TX	May 10, 2004

Residence Inn Tampa Downtown	109	Tampa, FL	August 2, 2004

Courtyard Savannah Historic District	156	Savannah, GA	August 2, 2004

Hyatt Regency Wind Watch Long Island	360	Hauppauge, NY	August 19, 2004

Courtyard Boston Tremont	322	Boston, MA	August 19, 2004

Crowne Plaza Atlanta-Ravinia	495	Atlanta, GA	August 19, 2004

Hilton Parsippany	510	Parsippany, NJ	August 19, 2004

Radisson Mount Laurel	283	Mount Laurel, NJ	September 1, 2004

Omaha Marriott	299	Omaha, NE	September 15, 2004

Courtyard Denver Airport	202	Denver, CO	September 17, 2004

The results of operations for each of the hotel properties are included in the Company’s historical consolidated statements of operations from their respective acquisition dates.

On February 4, 2005, the Company acquired the 196-room Sheraton Annapolis hotel in Annapolis, Maryland. The results of operations for the Sheraton Annapolis hotel are included in the Company’s historical consolidated statements of operations from its acquisition date.

On April 15, 2005, the Company acquired the 332-room Tucancun Beach Resort and Villas in Cancun, Mexico. The results of operations for the Tucancun Beach Resort and Villas are not included in the Company’s historical consolidated statements of operations for the three months ended March 31, 2005, as the acquisition occurred subsequent to March 31, 2005.

The pro forma financial information of Highland Hospitality Corporation set forth below is based on the unaudited consolidated financial statements as of and for the three months ended March 31, 2005 and the audited consolidated financial statements for the year ended December 31, 2004. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2005 and the year ended December 31, 2004 reflect the 2004 hotel property acquisitions described above, as well as the acquisition of the Sheraton Annapolis hotel and Tucancun Beach Resort and Villas, as if those transactions had been completed at the beginning of the periods presented.

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its Form 10-K.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2005

(in thousands, except share data)

	Historical Highland Hospitality Corporation	Borrowing Under Term Loan Facility (1)	Acquisition of Tucancun Beach Resort and Villas (2)	Pro Forma Highland Hospitality Corporation
ASSETS
Investment in hotel properties, net	$605,237	$—	$32,447	$637,684
Asset held for sale	3,000	—	—	3,000
Deposits on hotel property acquisitions	8,378	—	(310)	8,068
Cash and cash equivalents	43,720	15,000	(35,424)	23,296
Restricted cash	32,019	—	—	32,019
Accounts receivable, net of allowance for doubtful accounts of $165 at March 31, 2005	10,100		—	10,100
Prepaid expenses and other assets	10,880	—	3,287	14,167
Deferred financing costs, net of accumulated amortization of $450 at March 31, 2005	4,590	—	—	4,590

Total assets	$717,924	$15,000	$—	$732,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$341,932	$15,000	$—	$356,932
Accounts payable and accrued expenses	16,694	—	—	16,694
Dividends/distributions payable	5,724	—	—	5,724
Other liabilities	2,835	—	—	2,835

Total liabilities	367,185	15,000	—	382,185

Minority interest in operating partnership	6,978	—	—	6,978
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding at March 31, 2005	—	—	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 40,144,699 shares issued at March 31, 2005	401	—	—	401
Additional paid-in capital	368,081	—	—	368,081
Treasury stock, at cost; 81,548 shares at March 31, 2005	(912)			(912)
Unearned compensation	(5,409)	—	—	(5,409)
Cumulative dividends in excess of net income	(18,400)	—	—	(18,400)

Total stockholders’ equity	343,761	—	—	343,761

Total liabilities and stockholders’ equity	$717,924	$15,000	$—	$732,924

Footnotes:

(1)	Reflects the proceeds from the additional borrowing of $15,000 under the Company’s term loan facility.

(2)	Reflects the acquisition of the Tucancun Beach Resort and Villas as if it had occurred on March 31, 2005 for approximately $32.5 million. The pro forma adjustment reflects the following:

Cash paid of $35,424, including previously funded deposits of $310 and value added tax (VAT) of $3,516 paid related to the acquisition;

Purchase of land, building, and furniture, fixtures and equipment of $32,447;

Recording of the receivable for the expected reimbursement $3,516 of VAT paid related to the acquisition;

Purchase of net working capital of $68; and

Reclassification of capitalized transaction costs directly associated with the acquisition of $297.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisition Adjustment (1)	Borrowing Under Term Loan Facility (2)	Acquisition of Tucancun Beach Resort and Villas (3)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$32,634	$355	$—	$1,431	$—		$34,420
Food and beverage	15,661	162	—	2,149	—		17,972
Other	1,866	13	—	79	—		1,958

Total revenue	50,161	530	—	3,659	—		54,350

EXPENSES
Hotel operating expenses:
Rooms	7,908	105	—	290	—		8,303
Food and beverage	10,956	115	—	573	—		11,644
Other direct	1,006	9	—	85	—		1,100
Indirect	19,258	230	—	939	—		20,427

Total hotel operating expenses	39,128	459	—	1,887	—		41,474
Depreciation and amortization	4,708	—	—	128	218	(4)	5,054
Corporate general and administrative:
Stock-based compensation	773	—	—	—	—		773
Other	1,811	—	—	—	—		1,811

Total operating expenses	46,420	459	—	2,015	218		49,112

Operating income	3,741	71	—	1,644	(218)		5,238

Interest income	317	—	—	1	—		318
Interest expense	5,275	—	193	82	(82	)(5)	5,468
Foreign currency translation loss	—	—	—	(54)	—		(54)

Income (loss) before minority interest in operating partnership and income taxes	(1,217)	71	(193)	1,509	(136)		34
Minority interest in operating partnership	2	—	—	—	(27	)(6)	(25)
Income tax benefit (expense)	1,219	—	—	(409)	223	(7)	1,033

Net income (loss)	$4	$71	$(193)	$1,100	$60		$1,042

Earnings per share:
Basic	$—						$0.02
Diluted	$—						$0.02

Weighted average number of common shares outstanding:
Basic	39,376,737						39,376,737
Diluted	39,518,450						39,518,450

Footnotes:

(1)	Reflects the results of operations of the Sheraton Annapolis hotel prior to the Company’s acquisition of the hotel on February 4, 2005.

(2)	Reflects the interest expense associated with the additional borrowing of $15,000 under the Company’s term loan facility to fund a portion of the Tucancun Beach Resort and Villas acquisition.

(3)	Reflects the historical unaudited statement of operations of the Tucancun Beach Resort and Villas for the three months ended March 31, 2005.

(4)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(5)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the Tucancun Beach Resort and Villas acquisition.

(6)	Reflects adjustment to minority interest in income of the operating partnership related to the results of operations for the Sheraton Annapolis hotel acquisition on February 4, 2005, and the Tucancun Beach Resort and Villas acquisition that were not included in the Company’s historical results of operations for the three months ended March 31, 2005, and the pro forma adjustments.

(7)	Reflects adjustment to income taxes related to the results of operations for the Sheraton Annapolis hotel acquisition on February 4, 2005, and the Tucancun Beach Resort and Villas acquisition that were not included in the Company’s historical results of operations for the three months ended March 31, 2005, and the pro forma adjustments.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisitions Adjustment (1)	Previous Financings Adjustment (2)	Borrowing Under Term Loan Facility (3)	Acquisition of Tucancun Beach Resort and Villas (4)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$85,389	$60,687	$—	$—	$3,989	$—		$150,065
Food and beverage	42,193	28,554	—	—	5,463	—		76,210
Other	5,429	3,125	—	—	301	—		8,855

Total revenue	133,011	92,366	—	—	9,753	—		235,130

EXPENSES
Hotel operating expenses:
Rooms	20,013	14,184	—	—	993	—		35,190
Food and beverage	30,402	17,618	—	—	1,966	—		49,986
Other direct	3,134	1,807	—	—	301	—		5,242
Indirect	47,857	33,860	—	—	4,052	—		85,769

Total hotel operating expenses	101,406	67,469	—	—	7,312	—		176,187
Depreciation and amortization	11,564	—	—	—	503	8,149	(5)	20,216
Corporate general and administrative:
Stock-based compensation	3,122	—	—	—	—	—		3,122
Other	6,414	—	—	—	—	—		6,414

Total operating expenses	122,506	67,469	—	—	7,815	8,149		205,939

Operating income	10,505	24,897	—	—	1,938	(8,149)		29,191

Interest income	1,206	—	—	—	4	—		1,210
Interest expense	8,413	—	14,038	760	121	(121	)(6)	23,211
Foreign currency translation gain	—	—	—	—	40	—		40

Income (loss) before minority interest in operating partnership and income taxes	3,298	24,897	(14,038)	(760)	1,861	(8,028)		7,230

Minority interest in operating partnership	(102)	—	—	—	—	(96	)(7)	(198)
Income tax benefit (expense)	1,070	—	—	—	(515)	699	(8)	1,254

Net income (loss)	$4,266	$24,897	$(14,038)	$(760)	$1,346	$(7,425)		$8,286

Earnings per share:
Basic	$0.10							$0.20
Diluted	$0.10							$0.20

Weighted average number of common shares outstanding:
Basic	39,093,691							39,093,691
Diluted	39,401,196							39,401,196

Footnotes:

(1)	Reflects the results of operations of the 12 hotels acquired in 2004 for the period prior to their acquisition and the results of operations of the Sheraton Annapolis hotel acquired on February 4, 2005.

(2)	Reflects the interest expense associated with the issuance and assumption of long-term debt related to the 2004 hotel acquisitions.

(3)	Reflects the historical audited statement of operations of the Tucancun Beach Resort and Villas for the year ended December 31, 2004.

(4)	Reflects the interest expense associated with the additional borrowing of $15,000 under the Company’s term loan facility to fund a portion of the Tucancun Beach Resorts and Villas acquisition.

(5)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(6)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the Tucancun Beach Resort and Villas acquisition.

(7)	Reflects adjustment to minority interest in income of the operating partnership related to the results of operations for the 2004 hotel property acquisitions, the Sheraton Annapolis hotel acquisition on February 4, 2005, and the Tucancun Beach Resort and Villas acquisition that were not included in the Company’s historical results of operations for year ended December 31, 2004, and the pro forma adjustments.

(8)	Reflects adjustment to income taxes related to the results of operations for the 2004 hotel property acquisitions, the Sheraton Annapolis hotel acquisition on February 4, 2005, and the Tucancun Beach Resort and Villas acquisition that were not included in the Company’s historical results of operations for year ended December 31, 2004, and the pro forma adjustments.